Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of July 25, 2012, among A.P. Pharma, Inc., a Delaware corporation (the “Company”) and each entity that is listed on the signature page hereto. Each such entity, together with its successors and permitted assigns, is referred to herein as a “Purchaser,” and all such entities, together with their successors and permitted assigns, are collectively referred to herein as the “Purchasers.”

A. The Company proposes to issue and sell to the Purchasers and the Purchasers desire to purchase from the Company 102,000,000 shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company in accordance with the terms and provisions of this Agreement. The Shares will be offered and sold to the Purchasers in a private placement (the “Placement”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(2) (“Section 4(2)”) thereof and/or Regulation D (“Regulation D”) thereunder.

B. Holders of the Shares will be entitled to the benefits of a Resale Registration Rights Agreement (the “Resale Registration Rights Agreement”) to be entered into between the Company and the Purchasers pursuant to which the Company will agree, among other things, to file with the Commission a registration statement pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”) covering the resale of the Shares, subject to any applicable limits, and to use its reasonable best efforts to cause the Resale Registration Statement to be declared effective within the time periods specified in the Resale Registration Rights Agreement.

C. This Agreement and the Resale Registration Rights Agreement are referred to herein collectively as the “Transaction Documents,” and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”

The Company hereby confirms its agreement with each Purchaser as follows:

Section 1. Purchase and Sale of Shares.

(a) Closing; Closing Date. Upon the terms herein and subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6 below, at the closing (the “Closing”), the Company shall issue and sell to the Purchasers, and each Purchaser severally and not jointly agrees to purchase from the Company on the Closing Date (as defined below), the amount of Shares set forth on Schedule A hereto. The date and time of the Closing (the “Closing Date”) shall be 11:00 a.m., New York City time, on July 30, 2012 (or, subject to Section 7 hereof, such later date as is mutually agreed to by the Company and any individual Purchaser); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Sections 5 or 6 hereof, “Closing Date” shall mean 11:00 a.m., New York City Time, on the first Business Day following satisfaction or waiver of all such conditions) after notification of satisfaction or waiver of the conditions to the Closing set forth in Sections 5 and 6 below at the offices of Ropes & Gray, LLP, 3 Embarcadero Center, San Francisco, California, 94111. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) Form of Payment. On or prior to the Closing Date, (i) the Company shall deliver to each Purchaser certificates (the “Certificates”) representing such aggregate number of Shares to the address and in the manner as is set forth on such Purchaser’s signature page hereto, duly executed on behalf of the Company and registered in the name of such Purchaser in the manner as is set forth on such Purchaser’s signature page hereto and (ii) upon confirmation that the Certificates have been received by each Purchaser’s respective custodian, each Purchaser shall pay its respective Investment Amount to the Company for the Shares to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions.

(c) Closing Mechanics.

(i) One Business Day prior to the Closing, Jefferies & Company, Inc., as placement agent (in such capacity, the “Placement Agent”) will contact the contact person for each Purchaser listed on Schedule B hereto to confirm the closing mechanics set forth herein.

(ii) On or before 11:00 a.m., New York City time, on the Closing Date, or at such other time as may be mutually agreed by the Company and an individual Purchaser, the Placement Agent or Company will deliver or cause to be delivered to the address and in the manner as is set forth on such Purchaser’s signature page hereto the Certificate(s) representing the Shares purchased by such Purchaser and, upon confirmation of receipt of such Certificates, each Purchaser will deliver its Investment Amount in cash to an account designated by the Company.

(iii) The receipt of funds by the Company from a Purchaser shall be deemed to be irrevocable acknowledgement from such Purchaser to the Placement Agent that the conditions to the Closing have been satisfied.

Section 2. Representations and Warranties of Each Purchaser.

Each Purchaser severally represents and warrants to, and agrees with, in each case as to itself only, the Company that the statements contained in this Section 2 are true and complete as of the date of this Agreement and will be true and complete as of the day of Closing:

(a) No Public Sale or Distribution. Such Purchaser is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity of any kind.

(b) Purchaser Status. Each of the Purchasers acknowledges that: (i) (A) it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and/or meets the definition of “qualified institutional buyers” as defined in Rule 144A(a)(1) under the Securities Act; and (B) is not an entity formed for the sole purpose of acquiring the Shares; or (ii) it is not purchasing the Shares as a result of any “directed selling efforts,” within the meaning of Rule 902(k) of Regulation S and that such Purchaser is not a “U.S. Person,” within the meaning of Rule 902(k) of Regulation S and it is purchasing the Shares pursuant to an offshore transaction, as such terms are used in Regulation S (it being understood that the issuance of the Shares is being made in reliance on Section 4(2), Regulation D or Regulation S, and not Rule 144A), in either case which such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Shares.

(c) No General Solicitation or Advertising. Such Purchaser acknowledges that it is not purchasing the Shares as a result of any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(d) Independent Evaluation. Such Purchaser confirms and agrees that: (i) it has independently evaluated the merits of its decision to purchase the Shares; (ii) it has not relied on the advice of, or any representations by, the Placement Agent or any affiliate thereof or any representative of the Placement Agent or its affiliates in making such decision; and (iii) neither the Placement Agent nor any of its representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated hereby.

(e) Information. Such Purchaser acknowledges that the Company has offered the Purchaser and its advisors, if any, access to all the materials set forth on Annex 1 and any other materials relating to the business, finances and operations of the Company or relating to the offer and sale of the Shares specifically requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company s representations and warranties contained herein. Such Purchaser understands that its investment in the Shares involves a high degree of risk and is able to bear the economic risk of such investment. Such Purchaser has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(f) No Governmental Review. Such Purchaser understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g) Transfer or Resale. Such Purchaser understands that: (i) the Shares have not been and may not be registered under the Securities Act or any U.S. state or non-U.S. securities laws; (ii) such Purchaser agrees that if it decides to offer, sell or otherwise transfer any of the Shares, such Shares may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Company; (C) outside the United States in accordance with Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States: (1) in accordance with the exemption from registration under the Securities Act provided by Rule 144A thereunder, if available, and in compliance with any applicable state securities laws; or (2) in a transaction that does not require registration under the Securities Act or applicable state securities laws.

(h) Legend(s). Such Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the Certificates or other instruments representing the Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth below, and that the Company will make a notation on its records and give instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth and described herein.

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

(i) Unlegended Certificates. The Company shall be obligated to use commercially reasonable efforts to reissue unlegended certificates at the request of any holder as promptly as practicable following such request if: (a) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that, or the Company is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend; or (b) the securities represented by the certificate containing the foregoing legend have been registered for resale as contemplated in Section 10 of this Agreement, in which case the removal shall be predicated on the undertaking by such Purchaser that the securities will only be sold pursuant to such registration statement(s) or an available exemption from registration. As used herein “Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(j) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations carry out its obligations hereunder and thereunder.

(k) Validity; Enforcement. This Agreement and the Resale Registration Rights Agreement have been authorized by all necessary corporate action of, and duly and validly executed and delivered on behalf of, such Purchaser and constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l) Brokers. There is no broker, investment banker, financial advisor, finder or other Person who has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(m) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Resale Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not: (i) result in a violation of the organizational documents of such Purchaser; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(n) Residency. For purposes of U.S. securities laws, such Purchaser is a resident of that jurisdiction specified on Schedule B hereto.

(o) United States Federal Taxation. Such Purchaser acknowledges that it has sought advice concerning the tax aspects of and tax considerations involved in acquiring and holding the Shares from an independent tax adviser that it has considered necessary to make an informed investment decision with respect to the U.S. federal income tax consequences, as well as with respect to the laws of any state, local or foreign jurisdiction that are applicable to such Purchaser, of owning and disposing of the Shares.

(p) Short sales, etc. Such Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company during the thirty days prior to the date that the Purchaser first learned of the proposed offering of the Securities. Purchaser represents and warrants to and covenants with the Company that Purchaser will not engage in any short sales of the Company’s Common Stock prior to the earlier of: (i) the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative); and (ii) the date as of which the Purchaser may sell any Securities pursuant to Rule 144 promulgated under the Securities Act, to the extent permitted under the Securities Act.

Section 3. Representations and Warranties of the Company.

Except as set forth in the periodic reports filed by the Company with the Commission since January 1, 2009 (the “SEC Reports”) or as may be disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers dated the date hereof (the “Disclosure Schedule”), the Company represents and warrants to the Purchasers that the statements contained in this Section 3 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Closing, as the case may be and hereby represents, warrants to, and agrees with, each of the Purchasers as follows:

(a) No Material Misstatement or Omission. The SEC Reports do not, as of their respective date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the SEC Reports, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act. There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.

(c) The Transaction Documents. The Company has all necessary power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; each of the Transaction Documents has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(d) The Shares. The Company has all necessary power and authority to issue and deliver the Shares; the Shares have been duly authorized, and, when issued and paid for pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and non-

assessable and will be issued in compliance with federal and state securities laws. None of the Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase Shares of the Company.

(e) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement, except for rights (i) contained in the Resale Registration Rights Agreement or (ii) as have been duly waived.

(f) Independent Accountants. OUM & Co. LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the SEC Reports, are: (i) independent public or certified public accountants as required by the Exchange Act; (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(g) Preparation of the Financial Statements. As of the date hereof, the financial statements included in the SEC Reports present fairly in all material respects the consolidated financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity in all material respects with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the financial statements or related notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP. As of the date hereof, the financial data set forth in the SEC Reports fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the SEC Reports. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data included in the SEC Reports.

(h) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and to enter into and perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial position or business of the Company (a “Material Adverse Effect”). As of the date hereof, the Company does not own or control, and as of the Closing Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity. The Company has no subsidiaries other than APS Analytical Standards, Inc., which has no assets or operations.

(i) Capitalization and Other Capital Stock Matters. As of the date hereof, the authorized capital stock of the Company consists of 1,500,000,000 shares of Common Stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of June 30, 2012, without giving effect to the Closing, there were: (i) 200,205,555 shares of Common Stock issued and outstanding, (ii) no shares of Preferred Stock issued and outstanding, (iii) up to 115,520,037 shares of Common Stock may be issued upon conversion of the outstanding principal amount owed under the Company’s Senior Secured Convertible Notes due 2021 (the “Notes”), and (iv) 147,639,392 shares of Common Stock reserved for issuance upon exercise of options, warrants and other convertible securities outstanding (excluding the Notes). The foregoing does not include additional shares of Common Stock potentially issuable upon conversion of any principal balance that may be added to the Notes as a result of the payment in kind of interest due under the Notes. As of the date hereof, the Shares conform, and as of the Closing Date, will conform, in all material respects to the description thereof contained in the Company’s registration statement on Form 8-A filed under the Exchange Act. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase Shares of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Company’s periodic filings under the Exchange Act. As of the date hereof and as of the Closing Date, the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as set forth in the Company’s periodic filings under the Exchange Act constitutes and will constitute an accurate summary of the material terms and related issuances with respect to such plans, arrangements, options and rights.

(j) Stock Exchange Listing. The shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act and are not listed on any national stock exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(k) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not: (i) in violation of its charter or bylaws; (ii) in default (or, with the giving of notice or lapse of time, would be in default or constitute a default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”); or (iii) in violation of any law, administrative regulation or administrative or court decree applicable to the Company except with respect to clauses (ii) and (iii) of this sentence, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse

Effect. The Company’s execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, including the issuance and sale of the Shares: (i) will not result in any violation of the provisions of the charter or bylaws of the Company; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of the Company pursuant to, or require the consent of any other party to any Existing Instrument or other third party; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company except with respect to clauses (ii) and (iii) of this sentence, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Transaction Documents and consummation of the Transactions, except: (i) with respect to the transactions contemplated by the Resale Registration Rights Agreement or the filing of a Current Report on Form 8-K with the Commission as may be required under the Securities Act and the Exchange Act, as the case may be; (ii) as required by the state securities or “blue sky” laws; (iii) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made and are in full force and effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(l) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened: (i) against or affecting the Company; (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company; or (iii) relating to environmental or discrimination matters, where in any such case: (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such officer or director; (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement; or (C) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company, or, to the Company’s knowledge, with the employees of any principal supplier of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

(m) Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company is in compliance with all material terms of the Material Contracts, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. To the knowledge of the Company, it has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

(n) Consents. Other than: (1) the filing of a Form D with respect to the Shares as required under Regulation D; (2) such filings required under applicable securities or “Blue Sky” laws of the states of the United States; (3) such filings contemplated by the Resale Registration Rights Agreement; and (4) such filings as may be required under any rule or regulation promulgated by any U.S. regulatory authority (all of the foregoing, the “Required Approvals”), the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof or to consummate the Transactions.

(o) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(p) No Integrated Offering. Neither the Company, nor any of its affiliates, or any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act. None of the Company, its affiliates, or any Person acting on its behalf, will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance or sale of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.

(q) No Directed Selling Efforts. None of the Company, its affiliates nor any person acting on its or their behalf (other than the Placement Agent in connection with this Agreement) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares and each of the Company, its affiliates and any person acting on its or their behalf (other than the Placement Agent in connection with this Agreement) has complied and will comply with the offering restrictions requirement of Regulation S.

(r) No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 2 hereof and each Purchaser’s compliance with their agreements set forth in the Transaction Documents, it is not necessary in connection with the offer, issuance, sale and delivery of the Shares in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Shares under the Securities Act.

(s) QIBs; Accredited Investor or Non-U.S. Person. The Company will not offer or sell any of the Shares to any person whom it reasonably believes is not: (i) a “qualified institutional buyer” as defined in Rule 144A (“QIBs”); (ii) an institutional “accredited investor” (as defined in clauses (1), (2), (3) and (7) of Rule 501(a) of Regulation D); or (iii) a non-U.S. person as defined under Regulation S of the Securities Act.

(t) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its certificate of incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement or any Transaction Document, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of any of its common stock or a change of control of the Company, respectively.

(u) All Necessary Permits, etc. The Company possesses all material certificates, authorizations or permits issued by the appropriate state, federal or other applicable regulatory agencies or bodies necessary to conduct its business as it is currently being conducted, and the Company has not received, and does not have any reason to believe that it has received or will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(v) Transactions With Affiliates. There have not been any material transactions or loans (including guarantees of any kind) between other persons that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company.

(w) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company: (i) threatened against or affecting the Company or any of the officers or directors of the Company in their capacities as such; or (ii) that questions the validity of the Transaction Documents or the right of the Company to enter into or perform the Transaction Documents, nor is there any litigation pending or, to the Company’s knowledge, threat thereof, against the Company by reason of the activities presently conducted or proposed to be conducted by the Company, nor, to the Company’s knowledge, is there any basis therefor.

(x) Insurance. The Company is insured by institutions believed to be recognized, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(y) Foreign Corrupt Practices Act. Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its subsidiary is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiary and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date that the Company filed its most recent annual or quarterly report with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of: (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Employee Relations. The Company is not a party to any collective bargaining agreement and does not employ any member of a union. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect.

No strike, work stoppage or material work slowdown by employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened. The Company believes that its relations with its employees are good. No executive officer of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, with any Person other than the Company, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(bb) Title to Properties. The Company has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Subsection h above, in each case free and clear of any security interests, mortgages, pledges, liens, charges, encumbrances, adverse claims and other defects, except Permitted Liens and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company. “Permitted Liens” means any Lien disclosed in an SEC Report and: (1) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (2) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (3) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (4) Liens: (a) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment; or (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (5) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (1) through (4) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (6) leases, subleases, licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole; and (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods. “Lien” means any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights).

(cc) Intellectual Property Rights.

(a) “Intellectual Property” means any and all of the following arising under the laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes (other than open source codes); (vi) all other proprietary rights; (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium); and (viii) all licenses or agreements in connection with the foregoing. “Company Intellectual Property” means all Intellectual Property which is used in connection with, and is material to, the business of the Company and all Intellectual Property owned by the Company, provided that any Intellectual Property that is licensed by the Company shall be included within the meaning of Company Intellectual Property only within the scope of use by the Company or in connection with the Company’s business.

(b) With respect to each item of Company Intellectual Property that is material to the Company’s business:

(i) The Company possesses all rights, titles and interests in and to the item if owned by the Company, as applicable, free and clear of any Encumbrance, license or other restriction, and possesses all rights necessary in the case of a licensed item to use such item in the manner in which it presently uses the item or reasonably contemplates using such item, and the Company has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item owned by the Company;

(ii) the item if owned by the Company is not, and if licensed, to the knowledge of the Company is not, subject to any outstanding injunction, judgment, order, decree, ruling or charge naming the Company;

(iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending that challenges the legality, validity, enforceability, use or ownership of the item;

(iv) to the knowledge of the Company, the item if owned by the Company does not infringe upon any valid and enforceable Intellectual Property right or other right of any third party;

(v) to the knowledge of the Company, no third party has infringed upon or misappropriated the Company’s intellectual property rights in the item;

(vi) the Company is not party to any option, license, sublicense or agreement of any kind covering the item that it is in breach or default thereunder, and to the knowledge of the Company no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

(vii) each option, license, sublicense or agreement of any kind covering the item is legal, valid, binding, enforceable and in full force and effect.

(c) All registered patents, copyrights, trademarks and service marks included in the Company Intellectual Property: (a) if owned by the Company; and (b) if licensed, to the knowledge of the Company, are valid and subsisting and are not subject to any claims, Encumbrances, taxes or other fees except for periodic filing, annuity and maintenance fees and Permitted Liens.

(d) None of the Key Employees are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s businesses as presently conducted, will violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such Key Employee is obligated, and which violation, breach or default would be materially adverse to the Company. “Key Employees” means the Company’s executive officers who are subject to Section 16 of the Exchange Act.

(e) The Company has entered into confidentiality and proprietary information and assignment of inventions agreements, substantially in the form previously provided to the Purchaser, with the executive officers of the Company. The Company is not aware of any violation by any such executive officers of such agreements.

(f) No stockholder, member, director, officer or employee of the Company has any right, title or interest in any of the Company Intellectual Property.

(g) To the knowledge of the Company, it is not, nor will it be, necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for valid and enforceable inventions, trade secrets or proprietary information that have been assigned to the Company.

(h) The Company maintains policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply with the Company’s obligations to its customers and applicable laws, rules and regulations. To the knowledge of the Company, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations.

(dd) Compliance With Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect: (i) the Company is not in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in material compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(ee) Tax Law Compliance. The Company has filed all necessary federal and state income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Subsection h above in respect of all federal and state and income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(ff) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Compliance With ERISA. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(hh) No Outstanding Loans or Other Extensions of Credit. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are: (i) expressly permitted by Section 13(k) of the Exchange Act; or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

(ii) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect. The Company:

(i) has not, since January 1, 2011, received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”);

(ii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations;

(iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding;

(iv) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action;

(v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and

(vi) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the SEC Reports are accurate and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and, since January 1, 2009, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(jj) No Price Stabilization or Manipulation; Compliance with Regulation M, etc. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M or facilitate any short-selling of the Shares offered or the underlying Shares by Purchasers.

(kk) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

(ll) Brokers. Except for Jefferies & Company, Inc., there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the Placement or the transactions contemplated thereby.

Section 4. Covenants.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to comply with any applicable state securities and “Blue Sky” laws in connection with the sale of the Shares. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Financial Information. From the Closing Date until the first anniversary of the Closing, the Company will make available to the Purchasers (except to the extent that the following are publicly available, in which case the Company shall have no obligations under this Subsection (c) with respect to such publicly available information): (i) within one Business Day after the filing thereof with the Commission, a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act; and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(d) Fees and Expenses. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Shares to the Purchasers.

(e) General Solicitation. Neither the Company nor any of its Affiliates have engaged, and will engage, directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Shares, except for this Agreement and the Resale Registration Rights Agreement, and the Company agrees not to enter into any such arrangement or agreement. “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(f) Integration. Neither the Company nor any of its Affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) that is, or would be, integrated with the sale of any of the Shares in a manner that would require the registration under the Securities Act of any of the Shares.

(g) Publicity. The Company agrees that it will not, and shall cause each of its Subsidiaries to not, without the prior written consent of a Purchaser, use in advertising, publicity, or otherwise the name of such Purchaser, or any partner or employee of such Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Purchaser or any of their respective affiliates, except: (a) in any registration statement in which such Purchaser is identified as a selling security holder, or (b) to the extent required by law or legal process, in which case the Company shall provide such Purchaser with prior notice of such disclosure. The Company further agrees that it shall obtain the written consent of such Purchaser prior to the Company’s or any of its Subsidiaries’ issuance of any public statement detailing the purchase of Shares by Purchasers pursuant to this Agreement other than to the extent required by law or legal process, in which case the Company shall only be required to provide such Purchaser with prior notice of such disclosure.

(h) Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement and such other material non-public information related to the Company in possession of the Purchaser are publicly disclosed by the Company as described in Subsection (i), such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i) Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the next Business Day after the date hereof, issue a press release and file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and filing the Transaction Documents as exhibits thereto. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Press Release. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission, press release or any regulatory agency, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (ii).

(j) Reporting Status. During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

Section 5. Conditions to the Company’s Obligation to Sell.

The obligation of the Company hereunder to issue and sell the Shares to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a) Each Purchaser shall have executed each of the Transaction Documents to which it is a party, in a form reasonably satisfactory to the Company, and delivered the same to the Company.

(b) Subject to confirmation of receipt of the Certificates as set forth in Section 6(b) below, each Purchaser shall have delivered to the Company each such Purchaser’s Investment Amount in cash at the Closing by wire transfer of immediately available funds pursuant to the wire instructions, in respect of each Purchaser, as set forth on Schedule B hereto.

(c) Each Purchaser shall have delivered to the Company a properly completed and duly executed applicable Internal Revenue Service Form W-8 or W-9 that establishes a complete exemption from United States withholding tax.

(d) The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), except that representations and warranties that are qualified by materiality shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(e) No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the Transactions.

Section 6. Conditions to the Purchasers’ Obligation to Purchase.

The obligation of each Purchaser hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchasers’ several and sole benefit and may be waived by each Purchaser at any time in such Purchaser’s sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered, or caused to be delivered, to each of the Purchasers: (i) each of the Transaction Documents to which it is a party; and (ii) the Certificates.

(b) The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), except that representations and warranties that are qualified by materiality shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Purchaser or its agent shall have received certificates, executed by an authorized officer of each of the Company, dated as of the Closing Date, to the foregoing effect.

(c) No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable inquiry, be pending or contemplated as of the Closing Date.

(d) No Material Adverse Effect shall have occurred since the date of the Company’s most recent financial statements contained in the SEC Reports.

(e) The Company shall have agreed to sell 100,000,000 Shares for an aggregate amount of gross proceeds of $50,000,000.

Section 7. Termination.

In the event that the Closing shall not have occurred due to the failure of the Company or any Purchaser to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on the fifth business Trading Day following the Closing Date.

Section 8. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be provided hereunder shall be in writing and shall be deemed delivered at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent via facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Failure to provide a notice or communication to one party hereto or any defect in it shall not affect its sufficiency with respect to other parties hereto. The address for such notices and communications shall be as follows:

If to the Company:

A.P. Pharma, Inc.

123 Saginaw Drive

Redwood City, CA 94063

Attn: John Whelan, Chief Executive Officer

Facsimile: (650) 365-6490

With a copy to:

Ropes & Gray LLP

Three Embarcadero

San Francisco, CA 94111

Attn: Ryan Murr, Esq.

Facsimile: (415) 315-6026

If to a Purchaser:

To the address set forth under such Purchaser’s name on Schedule B or such other address as may be designated in writing hereafter, in the same manner, by such person.

(b) Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of each other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Purchaser acknowledges that no other Purchaser will be acting as agent of such Purchaser in enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Resale Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

(c) Governing Law; Jurisdiction; Jury Trial; Etc. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of San Francisco for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(d) Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and each Purchaser, and any amendment to or waiver of this Agreement made in conformity with the provisions of this Section 8(d) shall be binding on all Purchasers.

(e) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(f) Entire Agreement. This Agreement supersedes all other prior oral or written agreements (except any confidentiality or nondisclosure agreements entered into among the parties (the “Prior Confidentiality Agreements”) and those certain side letters entered into between the Company and certain Purchasers dated as of July 25, 2012 (the “Side Letters”)), among the parties hereto and persons acting on their behalf with respect to the matters discussed herein, and the Transaction Documents, the Prior Confidentiality Agreements and the Side Letters contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party.

(h) Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Purchaser or any affiliate thereof individually but are binding only upon such Purchaser or any affiliate thereof and its assets and property.

(i) Counterparts; Facsimile Copies. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Severability. If any provision of this Agreement shall be invalid, unenforceable, illegal or void in any jurisdiction, such invalidity, unenforceability, illegality or voidness shall not affect the validly or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. In that case, the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining provisions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(l) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as provided in the next paragraph.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

A.P. Pharma, Inc.

By:	/s/ John Whelan
Name: John Whelan
Title: Chief Executive Officer

Standard Pacific Capital Holdings LLLP

By:	/s/ Andrew Midler
Name: Andrew Midler
Title: General Partner

The Moses Trust

By:	/s/ Andrew Midler
Name: Andrew Midler
Title: Trustee

Broadfin Healthcare Master Fund, LTD

By:	/s/ Jason Abrams
Name: Jason Abrams
Title: CFO

Capital Ventures International

By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

PURCHASERS

T. Rowe Price Health Sciences Fund, Inc.
T. Rowe Price Health Sciences Portfolio
VALIC Company I - Health Sciences Fund
John Hancock Variable Insurance Trust - Health
Sciences Trust
John Hancock Funds II - Health Sciences Fund
TD Mutual Funds - TD Health Sciences Fund

By: T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser, for and on behalf of the
Purchasers listed in Attachment A

By:	/s/ G. Mark Bussard
Name: G. Mark Bussard
Title: Vice President

Franklin Templeton Investment Funds - Franklin
Biotechnology Discovery Fund

By:	/s/ Steven Gray
Name: Steven Gray
Title: Vice President

Tang Capital Partners, LP

By:	/s/ Kevin Tang
Name: Kevin Tang
Title: Managing Director

Baker Brothers Life Sciences, L.P.

By: Baker Bros Advisors, LLC, Management Company and Investment Advisor to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS SCIENCES, L.P. and not the general partner

/s/ Scott L. Lessing
By: Scott L. Lessing, President

667, L.P.

By: Baker Bros Advisors, LLC, Management Company and Investment Advisor to 667, L.P., pursuant to authority granted by 667 Capital, L.P., general partner to 667, L.P. and not the general partner

/s/ Scott L. Lessing
By: Scott L. Lessing, President

14159, L.P.

By: Baker Bros Advisors, LLC, Management Company and Investment Advisor to 14159, L.P., pursuant to authority granted by 14159 Capital, L.P., general partner to 14159, L.P. and not the general partner

/s/ Scott L. Lessing
By: Scott L. Lessing, President

By:	/s/ Jay Venkatesan
Name: Jay Venkatesan, signing on behalf of Ayer
Capital Partners Master Fund, L.P.
Title: Managing Member

By:	/s/ Jay Venkatesan
Name: Jay Venkatesan, signing on behalf of Ayer
Capital Partners Kestrel Fund, LP
Title: Managing Member

By:	/s/ Jay Venkatesan
Name: Jay Venkatesan, signing on behalf Epworth
- Ayer Capital
Title: Managing Member of Investment Advisor

Fidelity Select Portfolios: Biotechnology Portfolio

By:	/s/ Kenneth Robins
Name: Kenneth Robins
Title: Treasurer

Fidelity Advisor Series VII: Fedelity Advisor Biotechnology Fund

By:	/s/ Kenneth Robins
Name: Kenneth Robins
Title: Treasurer

Schedule A

Purchaser	Number of Shares Purchased	Total Purchase Price
Standard Pacific Capital Holdings LLLP	36,190,476	$19,000,000.00

The Moses Trust	1,904,762	$1,000,000.00

Fidelity Select Portfolios: Biotechnology Portfolio	14,288,530	$7,501,478.00

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund	949,565	$498,522.00

T. Rowe Price Health Sciences Fund, Inc.	11,430,000	$6,000,750.00

T. Rowe Price Health Sciences Portfolio	381,000	$200,025.00

VALIC Company I – Health Sciences Fund	727,500	$381,937.50

John Hancock Variable Insurance Trust – Health Sciences Trust	466,500	$244,912.50

John Hancock Funds II – Health Sciences Fund	1,163,100	$610,627.50

TD Mutual Funds – TD Health Sciences Fund	486,200	$255,255.00

Broadfin Healthcare Master Fund, LTD	9,523,810	$5,000,000.00

Tang Capital Partners, LP	9,523,810	$5,000,000.00

Baker Brothers Life Sciences, L.P.	8,267,137	$4,340,246.65

667, L.P.	302,775	$158,957.00

667, L.P.	229,484	$120,479.00

14159, L.P.	200,604	$105,317.34

Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund	2,857,143	$1,500,000.00

Ayer Capital Partners Master Fund, L.P.	2,310,190	$1,212,849.75

Ayer Capital Partners Kestrel Fund, LP	43,000	$22,575.00

Epworth – Ayer Capital	123,000	$64,575.00

Capital Ventures International	631,414	$331,492.00

Schedule B

Purchaser Information

LEGAL NAME OF PURCHASER:

ADDRESS OF PURCHASER:

Attention:

TELEPHONE NUMBER:

FAX NUMBER:

NOMINEE (Name in which the Shares are to be registered, if different than name of Purchaser):

TAX I.D. NUMBER:
(If acquired in the name of a nominee, the taxpayer I.D. number of such nominee)

PERSON TO RECEIVE COPIES OF TRANSACTION DOCUMENTS

NAME:

TELEPHONE NUMBER:

EMAIL:

OPERATIONS CONTACTS

PRIMARY:

TELEPHONE NUMBER:

EMAIL:

SECONDARY:

TELEPHONE NUMBER:

EMAIL:

PAYMENT INSTRUCTIONS:

NAME OF BANK:

ABA:

ACCOUNT NAME:

ACCOUNT NUMBER:

REFERENCE/ATTENTION:

MAIL PAYMENT NOTICES (if different than mailing address):

Attention:

TELEPHONE NUMBER:

FAX NUMBER:

STATE OF PRINCIPAL PLACE OF BUSINESS:

PHYSICAL DELIVERY INSTRUCTIONS:

Attention:

TELEPHONE NUMBER:

FAX NUMBER:

TAX WITHHOLDING FORM ATTACHED (indicate type):

Total purchase price of Shares to be purchased by you (“Investment Amount”):

$

(if special denominations required, please note)

CURRENT HOLDINGS IN COMPANY SECURITIES:[1]

[1]	Reported holdings will be reflected in the Selling Stockholder Table in the resale registration statement. If current holdings are zero, please so indicate or leave blank.

Schedule C

Wire Instructions

Please note Purchaser’s name on the wire